Exhibit 99.1

Instructure Announces Third Quarter 2023 Financial Results

Third Quarter GAAP Revenue of $134.9 Million Grows 10.2% Year Over Year

Salt Lake City, UT (October 30, 2023)—Instructure Holdings, Inc. (Instructure) (NYSE: INST), the makers of the Canvas Learning Management System, today announced financial results for the third quarter ended September 30, 2023.

“Our third quarter results once again demonstrated the growth and leverage of our business, including best-in-class margin performance and record cash flow and free cash flow,” said Steve Daly, Instructure CEO. “The power of Instructure is in its people and their dedication to delivering powerful solutions for our customers that drive the type of financial results our investors expect.”

Financial Highlights:

●
GAAP Revenue of $134.9 million, an increase of 10.2% year over year
●
Operating income of $4.6 million, or 3.4% of revenue, compared with a loss of $2.4 million in the third quarter of 2022
●
Non-GAAP operating income* of $57.0 million, or 42.3% of revenue, up 23.5% compared with the third quarter of 2022
●
GAAP net loss of $5.5 million, or negative 4.1% of revenue, an improvement of $4.6 million compared with a net loss of $10.1 million in the third quarter of 2022
●
Adjusted EBITDA* of $58.2 million for the quarter, or 43.2% of revenue, an increase of $10.6 million, or 22.3% compared with the third quarter of 2022
●
Cash flow from operations of $182.6 million and Adjusted Unlevered Free Cash Flow* of $200.1 million, up $2.8 million and $12.4 million, respectively compared with the third quarter of 2022
●
Remaining Performance Obligations (RPOs) were $862.9 million, 75% of which is expected to be realized in the next 24 months

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Business and Operating Highlights:

●
Announced the departure of Chief Financial Officer, Dale Bowen, who will end his tenure at Instructure on November 12, 2023. Succeeding Bowen is Peter Walker, currently Chief Financial Officer of Sterling Check Corp., who has more than 15 years of executive experience, including more than 10 years as a Chief Financial Officer. He will begin his role with Instructure on November 13, 2023.

●
The Montana University System (MUS) consolidated all of its 16 higher education and one K-12 school onto Canvas, choosing to migrate 10 of its campuses away from two competitors’ products. MUS was looking to drive ease of use, better content sharing with Canvas Commons, and provide a consistent experience for students across its different campuses.

●
The Pasadena Independent School District took advantage of Instructure’s growing suite of K-12 solutions, choosing Canvas, Studio, MasteryConnect, Mastery Item Bank, and Training Portal. With nearly 50,000 students, the Southern California-based district signed a 10-year contract whereby Instructure will replace its current classroom solutions because district leaders recognized Canvas as the “go-to system” for large districts like theirs.

●
CFRE, a private and independent educational company based in Germany, selected Canvas and Credentials to aid in its focus on non-traditional students across vocational, higher education, and further education. With 18 brands and more than 30,000 students in Germany, CFRE selected our platform based on quality of delivery and user experience, with the opportunity for diversity around branding and administrative capabilities.

Business Outlook

Based on information as of today, October 30, 2023, the Company is issuing the following financial guidance.

Fourth Quarter Fiscal 2023:

●
Revenue is expected to be in the range of $133.3 million to $135.3 million
●
Non-GAAP operating income* is expected to be in the range of $51.5 million to $53.5 million
●
Adjusted EBITDA* is expected to be in the range of $53.0 million to $55.0 million
●
Non-GAAP net income* is expected to be in the range of $32.5 million to $34.5 million

Full Year 2023:

●
Revenue is expected to be in the range of $528.0 million to $530.0 million
●
Non-GAAP operating income* is expected to be in the range of $206.5 million to $208.5 million
●
Adjusted EBITDA* is expected to be in the range of $211.0 million to $213.0 million
●
Non-GAAP net income* is expected to be in the range of $124.0 million to $126.0 million
●
Adjusted Unlevered Free Cash Flow* is expected to be in the range of $207.0 million to $211.0 million

*Non-GAAP operating income, Adjusted EBITDA, non-GAAP net income and Adjusted Unlevered Free Cash Flow are non-GAAP measures. Instructure is unable to provide guidance, or a reconciliation, for operating income/(loss) and net loss, the most closely comparable GAAP measures with respect to non-GAAP operating income, Adjusted EBITDA and non-GAAP net income, and net cash provided by operating activities, the most closely comparable measure with respect to Adjusted Unlevered Free Cash Flow, because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Effective January 1, 2022, Instructure adopted ASU No. 2021-08, Business Combinations (Topic 805), which requires that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Revenue from Contracts with Customers (Topic 606). As a result, Instructure will no longer present guidance for ACR because GAAP revenue and ACR have now converged.

Conference Call Information

Instructure’s management team will hold a conference call to discuss our third quarter ended September 30, 2023 results today, October 30, 2023 at 5:00 p.m. ET. The conference call can be accessed by dialing (888) 330-2384 from the United States and Canada or (240) 789-2701 internationally with conference ID 1348899. A live webcast and replay of the conference call can be accessed from the investor relations page of Instructure’s website at ir.instructure.com. An archived replay of the webcast will be available following the conclusion of the call.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

ACR. We define ACR as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate ACR as the sum of (i) revenue and (ii) the impact of fair value adjustments to acquired unearned revenue related to Thoma Bravo’s acquisition of Instructure (the “Take-Private Transaction”) and the Certica Holdings, LLC (“Certica”), Eesysoft Software International B.V. (which was rebranded to “Impact by Instructure” or “Impact” subsequent to acquisition), and Kimono LLC (which was rebranded to “Elevate Data Sync” subsequent to acquisition) acquisitions where we do not believe such adjustments are reflective of our ongoing operations. Management uses this measure to evaluate the organic growth of the business period over period, as if the Company had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting.

Non-GAAP Operating Income. We define non-GAAP operating income as income/(loss) from operations excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions that we do not believe are reflective of our ongoing operations. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions, transaction costs, sponsor costs, other non-recurring costs, and effects of foreign currency transaction losses that we do not believe are reflective of our ongoing operations. The tax effects of the adjustments are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Basic non-GAAP net income per common share attributable to common stockholders is computed by dividing non-GAAP net income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share attributable to common stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period.

Adjusted EBITDA; Adjusted EBITDA Margin. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, effects of foreign currency transaction (gains) and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by ACR.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash provided by operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for transaction costs, sponsor costs, impaired leases, and other non-recurring costs paid in cash. We believe free cash flow, unlevered free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow, unlevered free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, and amortization of acquisition-related intangibles that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Gross Profit; Non-GAAP Gross Profit Margin. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, transaction costs, other non-recurring costs, amortization of acquisition-related intangibles, and fair value adjustments to deferred revenue in connection with purchase accounting that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP Gross Profit Margin is defined as Non-GAAP gross profit divided by ACR.

Net debt. We define net debt as total debt, net of debt discounts, less cash, cash equivalents, and restricted cash. Management uses this supplemental non-GAAP measure to evaluate the Company’s leverage.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the fourth quarter of 2023 and for the full year ending December 31, 2023, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, the Company’s business strategy and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the ability of the parties to consummate the proposed Parchment transaction and the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, and the ability to realize the benefits expected from the proposed transactions; the impact of the announcement and potential closing of the Parchment transaction on our and Parchment's business, employees and suppliers, and on our investors and common stock; risks associated with the continued economic uncertainty, including high inflation, labor shortages, high interest rates, foreign currency exchange volatility, and reduced spending by customers; failure to continue our recent growth rates; the impact of the Israel-Hamas war on the macroeconomics and geopolitical environment and on our business; risks associated with future stimulus packages approved by the U.S. federal government; our ability to acquire new customers and successfully retain existing customers; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from pandemics; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	September 30, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$304,858	$185,954
Accounts receivable—net	92,708	71,428
Prepaid expenses	18,244	11,120
Deferred commissions	14,363	13,390
Other current assets	4,125	3,144
Total current assets	434,298	285,036
Property and equipment, net	13,656	12,380
Right-of-use assets	10,227	13,575
Goodwill	1,265,316	1,266,402
Intangible assets, net	435,442	542,679
Noncurrent prepaid expenses	5,253	871
Deferred commissions, net of current portion	14,912	18,781
Deferred tax assets	8,389	8,143
Other assets	7,710	5,622
Total assets	$2,195,203	$2,153,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,539	$18,792
Accrued liabilities	21,162	28,483
Lease liabilities	7,355	7,205
Long-term debt, current	4,013	4,013
Deferred revenue	334,404	275,564
Total current liabilities	385,473	334,057
Long-term debt, net of current portion	483,385	486,471
Deferred revenue, net of current portion	12,700	13,816
Lease liabilities, net of current portion	11,090	16,610
Deferred tax liabilities	16,069	24,702
Other long-term liabilities	4,226	1,706
Total liabilities	912,943	877,362
Stockholders’ equity:
Common stock	1,447	1,429
Additional paid-in capital	1,610,026	1,575,600
Accumulated deficit	(329,213)	(300,902)
Total stockholders’ equity	1,282,260	1,276,127
Total liabilities and stockholders’ equity	$2,195,203	$2,153,489

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue:
Subscription and support	$123,110	$109,727	$360,159	$316,124
Professional services and other	11,811	12,702	34,675	34,344
Total revenue	134,921	122,429	394,834	350,468
Cost of revenue:
Subscription and support	40,345	37,005	117,532	108,419
Professional services and other	7,082	7,068	21,016	19,063
Total cost of revenue	47,427	44,073	138,548	127,482
Gross profit	87,494	78,356	256,286	222,986
Operating expenses:
Sales and marketing	46,734	45,737	149,743	134,943
Research and development	20,688	20,596	65,872	56,466
General and administrative	15,522	14,408	44,113	44,277
Total operating expenses	82,944	80,741	259,728	235,686
Income (loss) from operations	4,550	(2,385)	(3,442)	(12,700)
Other income (expense):
Interest income	1,360	303	3,021	366
Interest expense	(10,868)	(7,173)	(30,642)	(16,337)
Other income (expense)	(2,443)	(3,856)	(1,965)	(6,967)
Total other income (expense), net	(11,951)	(10,726)	(29,586)	(22,938)
Loss before income taxes	(7,401)	(13,111)	(33,028)	(35,638)
Income tax benefit	1,920	3,056	4,717	7,119
Net loss and comprehensive loss	$(5,481)	$(10,055)	$(28,311)	$(28,519)
Net loss per common share, basic and diluted	$(0.04)	$(0.07)	$(0.20)	$(0.20)
Weighted-average common shares used in computing basic and diluted net loss per common share	144,222	142,108	143,665	141,536

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Operating Activities:
Net loss	$(5,481)	$(10,055)	$(28,311)	$(28,519)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,186	1,088	3,481	3,145
Amortization of intangible assets	35,744	34,261	107,237	102,195
Amortization of deferred financing costs	300	294	889	881
Stock-based compensation	11,675	8,699	32,986	24,670
Deferred income taxes	(3,387)	(4,642)	(7,793)	(10,064)
Other	2,489	3,176	2,853	4,917
Changes in assets and liabilities:
Accounts receivable, net	114,737	94,959	(22,597)	(20,357)
Prepaid expenses and other assets	11,430	10,235	(15,250)	(10,941)
Deferred commissions	1,074	(1,529)	2,896	(1,333)
Right-of-use assets	1,045	1,228	3,348	3,638
Accounts payable and accrued liabilities	(5,847)	6,736	(7,565)	(2,395)
Deferred revenue	16,366	37,541	57,724	62,621
Lease liabilities	(1,619)	(1,856)	(5,370)	(5,343)
Other liabilities	2,916	(263)	2,520	(1,641)
Net cash provided by operating activities	182,628	179,872	127,048	121,474
Investing Activities:
Purchases of property and equipment	(1,808)	(1,564)	(4,708)	(4,979)
Proceeds from sale of property and equipment	7	5	42	41
Business acquisitions, net of cash acquired	—	—	—	(19,484)
Net cash used in investing activities	(1,801)	(1,559)	(4,666)	(24,422)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	2,723	3,251	6,018	7,327
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,961)	(1,645)	(4,949)	(3,333)
Repayments of long-term debt	(1,250)	(1,250)	(3,750)	(2,500)
Payments of financing costs	—	—	(84)	—
Net cash provided by (used in) financing activities	(488)	356	(2,765)	1,494
Foreign currency impacts on cash, cash equivalents and restricted cash	(1,523)	(2,823)	(1,246)	(4,256)
Net increase in cash, cash equivalents and restricted cash	178,816	175,846	118,371	94,290
Cash, cash equivalents and restricted cash, beginning of period	129,821	87,596	190,266	169,152
Cash, cash equivalents and restricted cash, end of period	$308,637	$263,442	$308,637	$263,442
Supplemental cash flow disclosure:
Cash paid for taxes	$838	$259	$2,657	$3,034
Interest paid	$13,781	$4,184	$31,455	$9,950
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$75	$20	$75	$20

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenue	$134,921	$122,429	$394,834	$350,468
Fair value adjustments to deferred revenue in connection with purchase accounting	—	25	—	855
Allocated combined receipts	$134,921	$122,454	$394,834	$351,323

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Income (loss) from operations	$4,550	$(2,385)	$(3,442)	$(12,700)
Stock-based compensation	11,755	10,060	33,621	28,923
Transaction costs(1)	3,502	2,565	9,655	4,916
Sponsor costs(2)	31	148	113	451
Other non-recurring costs(3)	1,465	1,531	7,206	2,735
Amortization of acquisition-related intangibles	35,744	34,260	107,236	102,190
Fair value adjustments to deferred revenue in connection with purchase accounting	—	25	—	855
Non-GAAP operating income	$57,047	$46,204	$154,389	$127,370

GAAP operating margin	3.4%	(1.9)%	(0.9)%	(3.6)%
Non-GAAP operating margin	42.3%	37.7%	39.1%	36.3%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(5,481)	$(10,055)	$(28,311)	$(28,519)
Interest on outstanding debt	10,868	7,173	30,640	16,334
Benefit for taxes	(1,920)	(3,056)	(4,717)	(7,119)
Depreciation	1,186	1,087	3,481	3,145
Amortization	—	2	2	5
Stock-based compensation	11,755	10,060	33,621	28,923
Transaction costs(1)	3,502	2,565	9,655	4,916
Sponsor costs(2)	31	148	113	451
Other non-recurring costs(4)	1,465	1,531	7,313	2,735
Effects of foreign currency transaction losses	2,420	3,865	1,672	7,050
Amortization of acquisition-related intangibles	35,744	34,260	107,236	102,190
Interest income	(1,346)	—	(2,963)	—
Fair value adjustments to deferred revenue in connection with purchase accounting	—	25	—	855
Adjusted EBITDA	$58,224	$47,605	$157,742	$130,966

Net loss margin	(4.1)%	(8.2)%	(7.2)%	(8.1)%
Adjusted EBITDA margin	43.2%	38.9%	40.0%	37.3%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net cash provided by operating activities	$182,628	$179,872	$127,048	$121,474
Purchases of property and equipment	(1,808)	(1,564)	(4,708)	(4,979)
Proceeds from disposals of property and equipment	7	5	42	41
Free cash flow	$180,827	$178,313	$122,382	$116,536
Cash paid for interest on outstanding debt	13,781	4,184	31,455	9,950
Cash settled stock-based compensation	81	1,360	638	4,253
Unlevered free cash flow	$194,689	$183,857	$154,475	$130,739
Transaction costs(1)	1,509	2,018	9,874	7,260
Sponsor costs(2)	46	103	135	344
Impaired leases	263	495	1,096	1,465
Other non-recurring costs(5)	3,553	1,140	8,363	2,598
Adjusted unlevered free cash flow	$200,060	$187,613	$173,943	$142,406

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net loss	$(5,481)	$(10,055)	$(28,311)	$(28,519)
Stock-based compensation	11,755	10,060	33,621	28,923
Amortization of acquisition-related intangibles	35,744	34,260	107,236	102,190
Fair value adjustments to deferred revenue in connection with purchase accounting	—	25	—	855
Transaction costs(1)	3,502	2,565	9,655	4,916
Sponsor costs(2)	31	148	113	451
Other non-recurring costs(4)	1,465	1,531	7,313	2,735
Effects of foreign currency transaction losses	2,420	3,865	1,672	7,050
Tax effects of adjustments(6)	(13,680)	(12,909)	(39,693)	(36,368)
Non-GAAP net income	$35,756	$29,490	$91,606	$82,233
Non-GAAP net income per common share, basic	$0.25	$0.21	$0.64	$0.58
Non-GAAP net income per common share, diluted	$0.25	$0.21	$0.63	$0.57
Weighted average common shares used in computing basic Non-GAAP net income per common share	144,222	142,108	143,665	141,536
Weighted average common shares used in computing diluted Non-GAAP net income per common share	145,638	143,781	145,190	143,067

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross profit	$87,494	$78,356	$256,286	$222,986
Stock-based compensation	1,062	809	2,951	2,257
Transaction costs(1)	336	150	1,011	229
Other non-recurring costs	427	25	1,274	59
Amortization of acquisition-related intangibles	16,265	15,885	48,603	47,434
Fair value adjustments to deferred revenue in connection with purchase accounting	—	25	—	855
Non-GAAP gross profit	$105,584	$95,250	$310,125	$273,820

GAAP gross margin	64.8%	64.0%	64.9%	63.6%
Non-GAAP gross margin	78.3%	77.8%	78.5%	77.9%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NET DEBT
(in thousands)
(unaudited)
	September 30, 2023	December 31, 2022
Long-term debt, current	$4,013	$4,013
Long-term debt, net of current portion	483,385	486,471
Cash, cash equivalents and restricted cash	(308,637)	(190,266)
Net debt	$178,761	$300,218

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF TRAILING TWELVE MONTHS NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended September 30,	Three months ended June 30,	Three months ended March 31,	Three months ended December 31,
	2023	2023	2023	2022
Net loss	$(5,481)	$(10,973)	$(11,857)	$(5,723)
Interest on outstanding debt	10,868	10,287	9,485	8,257
Benefit for taxes	(1,920)	(672)	(2,125)	(1,013)
Depreciation	1,186	1,092	1,203	1,346
Amortization	—	—	2	2
Stock-based compensation	11,755	11,856	10,010	10,856
Transaction costs(1)	3,502	2,317	3,836	4,206
Sponsor costs(2)	31	24	58	66
Other non-recurring costs(7)	1,465	2,298	3,550	630
Effects of foreign currency transaction (gains) and losses	2,420	(397)	(351)	(4,536)
Amortization of acquisition-related intangibles	35,744	35,744	35,748	34,520
Interest income	(1,346)	(316)	(1,301)	—
Fair value adjustments to deferred revenue in connection with purchase accounting	—	—	—	13
Adjusted EBITDA	$58,224	$51,260	$48,258	$48,624

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended September 30, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$40,345	$(459)	$(337)	$(430)	$(16,265)	$22,854
Professional services and other	7,082	(603)	1	3	—	6,483
Total cost of revenue	$47,427	$(1,062)	$(336)	$(427)	$(16,265)	$29,337

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended September 30, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$37,005	$(358)	$(135)	$(6)	$(15,885)	$20,621
Professional services and other	7,068	(451)	(15)	(19)	—	6,583
Total cost of revenue	$44,073	$(809)	$(150)	$(25)	$(15,885)	$27,204

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Nine Months Ended September 30, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$117,532	$(1,312)	$(984)	$(1,066)	$(48,603)	$65,567
Professional services and other	21,016	(1,639)	(27)	(208)	—	19,142
Total cost of revenue	$138,548	$(2,951)	$(1,011)	$(1,274)	$(48,603)	$84,709

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Nine Months Ended September 30, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$108,419	$(965)	$(135)	$(24)	$(47,434)	$59,861
Professional services and other	19,063	(1,292)	(94)	(35)	—	17,642
Total cost of revenue	$127,482	$(2,257)	$(229)	$(59)	$(47,434)	$77,503

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$46,734	$(3,145)	$(183)	$—	$(208)	$(19,475)	$23,723	34.6%	17.6%
Research and development	20,688	(3,792)	(1,216)	—	(529)	(4)	15,147	15.3%	11.2%
General and administrative	15,522	(3,756)	(1,767)	(31)	(301)	—	9,667	11.5%	7.2%
Total operating expenses	$82,944	$(10,693)	$(3,166)	$(31)	$(1,038)	$(19,479)	$48,537	61.4%	36.0%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended September 30, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$45,737	$(2,813)	$(146)	$—	$(266)	$(18,375)	$24,137	37.4%	19.7%
Research and development	20,596	(3,035)	(1,322)	—	(662)	—	15,577	16.8%	12.7%
General and administrative	14,408	(3,403)	(947)	(148)	(578)	—	9,332	11.8%	7.6%
Total operating expenses	$80,741	$(9,251)	$(2,415)	$(148)	$(1,506)	$(18,375)	$49,046	66.0%	40.0%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$149,743	$(9,142)	$(1,949)	$—	$(1,811)	$(58,620)	$78,221	37.9%	19.8%
Research and development	65,872	(10,446)	(4,009)	—	(2,718)	(13)	48,686	16.7%	12.3%
General and administrative	44,113	(11,082)	(2,686)	(113)	(1,403)	—	28,829	11.2%	7.3%
Total operating expenses	$259,728	$(30,670)	$(8,644)	$(113)	$(5,932)	$(58,633)	$155,736	65.8%	39.4%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Nine Months Ended September 30, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$134,943	$(8,162)	$(173)	$—	$(629)	$(54,756)	$71,223	38.5%	20.3%
Research and development	56,466	(8,261)	(1,856)	—	(920)	—	45,429	16.1%	13.0%
General and administrative	44,277	(10,243)	(2,658)	(451)	(1,127)	—	29,798	12.6%	8.5%
Total operating expenses	$235,686	$(26,666)	$(4,687)	$(451)	$(2,676)	$(54,756)	$146,450	67.2%	41.8%

FOOTNOTES

(1) Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-closing integration activities.

(2) Represents expenses incurred for services provided by Thoma Bravo and their affiliates.

(3) Includes other non-recurring costs as follows (in thousands):	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Contract modification fees	422	—	1,028	230
Employee severance	203	219	2,588	549
Workforce realignment costs	385	767	2,170	1,230
Other insignificant non-recurring costs	455	545	1,420	726
Total other non-recurring costs	$1,465	$1,531	$7,206	$2,735

(4) Includes other non-recurring costs as follows (in thousands):	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Loss on exit of leased properties	—	—	107	—
Contract modification fees	422	—	1,028	230
Employee severance	203	219	2,588	549
Workforce realignment costs	385	767	2,170	1,230
Other insignificant non-recurring costs	455	545	1,420	726
Total other non-recurring costs	$1,465	$1,531	$7,313	$2,735

(5) Includes other non-recurring costs paid in cash as follows (in thousands):	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Employee severance	$243	$192	$2,418	$511
Workforce realignment costs	308	420	2,093	635
Contract modification fees	2,613	186	2,613	186
Other insignificant non-recurring costs	389	342	1,239	1,266
Total other non-recurring costs paid in cash	$3,553	$1,140	$8,363	$2,598

(6) During the fourth quarter of 2022, we revised the methodology for calculating Non-GAAP Net Income. The table above includes the tax effects of the adjustments calculated by using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction.

(7) Includes other non-recurring costs as follows (in thousands):	Three months ended September 30,	Three months ended June 30,	Three months ended March 31,	Three months ended December 31,
	2023	2023	2023	2022
Loss on exit of leased properties	—	6	101	—
Contract modification fees	422	491	115	—
Employee severance	203	526	1,859	195
Workforce realignment costs	385	725	1,060	267
Other insignificant non-recurring costs	455	550	415	168
Total other non-recurring costs	$1,465	$2,298	$3,550	$630

For More Information:

Media Relations:
Brian Watkins
Corporate Communications
Instructure
(801) 610-9722
brian.watkins@instructure.com

Investor Relations:
David Banks
Investor Relations
Instructure
(262) 825-8388
david.banks@instructure.com